EXHIBIT 2
                                                                      ---------


                                     BYLAWS

                                       OF

                          UNITECH COMMUNICATIONS CORP.

                             A Delaware Corporation










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                                TABLE OF CONTENTS


ARTICLE I

OFFICES.....................................................................1
     Section 1.    Registered Office........................................1
     Section 2.    Other Offices............................................1
     Section 3.    Books....................................................1

ARTICLE II..................................................................1

MEETINGS OF STOCKHOLDERS....................................................1
     Section 1.    Place of Meetings........................................1
     Section 2.    Annual Meetings..........................................1
     Section 3.    Special Meetings.........................................1
     Section 4.    Notification of Business to be Transacted at Meeting.....1
     Section 5.    Notice; Waiver of Notice.................................2
     Section 6.    Quorum; Adjournment......................................2
     Section 7.    Voting...................................................2
     Section 8.    Stockholder Action by Written Consent Without a Meeting..3
     Section 9.    List of Stockholders Entitled to Vote....................3
     Section 10.   Stock Ledger.............................................3
     Section 11.   Inspectors of Election...................................3
     Section 12.   Organization.............................................4
     Section 13.   Order of Business........................................4

ARTICLE III.................................................................4

DIRECTORS...................................................................4
     Section 1.    Powers...................................................4
     Section 2.    Number and Election of Directors.........................4
     Section 3.    Vacancies................................................4
     Section 4.    Time and Place of Meetings...............................4
     Section 5.    Annual Meeting...........................................5
     Section 6.    Regular Meetings.........................................5
     Section 7.    Special Meetings.........................................5
     Section 8.    Quorum; Vote Required for Action: Adjournment............5
     Section 9.    Action by Written Consent................................6
     Section 10.   Telephone Meetings.......................................6
     Section 11.   Committees...............................................6
     Section 12.   Compensation.............................................6
     Section 13.   Interested Directors.....................................6


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ARTICLE IV..................................................................7

OFFICERS....................................................................7
     Section 1.    Officers.................................................7
     Section 2.    Appointment of Officers..................................7
     Section 3.    Subordinate Officers.....................................7
     Section 4.    Removal and Resignation of Officers......................7
     Section 5.    Vacancies in Offices.....................................8
     Section 6.    Chairman of the Board....................................8
     Section 7.    Vice Chairman of the Board...............................8
     Section 8.    Chief Executive Officer..................................8
     Section 9.    President................................................8
     Section 10.   Vice President...........................................8
     Section 11.   Secretary................................................9
     Section 12.   Chief Financial Officer..................................9

ARTICLE V...................................................................9

STOCK.......................................................................9
     Section 1.    Form of Certificates.....................................9
     Section 2.    Signatures..............................................10
     Section 3.    Lost Certificates.......................................10
     Section 4.    Transfers...............................................10
     Section 5.    Registered Owners.......................................10

ARTICLE VI.................................................................10

INDEMNIFICATION............................................................10
     Section 1.    Scope of Indemnification................................10
     Section 2.    Insurance...............................................11

ARTICLE VII................................................................11

GENERAL PROVISIONS.........................................................11
     Section 1.    Dividends...............................................11
     Section 2.    Disbursements...........................................11
     Section 3.    Fiscal Year.............................................11
     Section 4.    Corporate Seal..........................................11
     Section 5.    Record Date.............................................11
     Section 6.    Voting of Stock Owned by the Corporation................12
     Section 7.    Construction and Definitions............................12
     Section 8.    Amendments..............................................12



                                      -ii-

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                                     BYLAWS

                                       OF

                          UniTech Communications Corp.
                             A Delaware Corporation


                                    ARTICLE I

                                     OFFICES

     Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be in the City of Dover.

     Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

     Section 3. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings. All meetings of the stockholders shall be held at such place either within or without the State of Delaware and on such date and at such time as may be designated from time to time by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.

     Section 2. Annual Meetings. Annual meetings of stockholders shall be held at a time and date designated by the Board of Directors for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

     Section 3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board of Directors, or the holder or holders of shares entitled to cast not less than ton percent (10%) of the votes at the meeting. Special meetings may not be called by any other person.

     Section 4. Notification of Business to be Transacted at Meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly


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brought before the meeting by or at the direction of the Board of Directors,  or
(c) otherwise properly brought before the meeting by a stockholder entitled to vote at the meeting.

     Section 5. Notice; Waiver of Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 6. Quorum; Adjournment. Except as otherwise required by law, or provided by the Certificate of Incorporation or these Bylaws, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of enough votes to leave less than a quorum, if any action taken is approved by at least a majority of the required quorum to conduct that meeting. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

     Section 7. Voting. Except as otherwise required by law, or provided by the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders at which a quorum is present shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three (3) years from its date, unless such proxy provides for a longer period. Elections of directors need not be by ballot unless the Chairman of the meeting so directs.

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     Section 8. Stockholder Action by Written Consent Without a Meeting.  Except
as otherwise provided in the Certificate of Incorporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Any stockholder giving a written consent, or the stockholder's proxy holders, or a transferee of the shares or a personal representative of the stockholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the Corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

     Section 9. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

     Section 10. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 9 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 11. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint one or more persons (who shall not be candidates for office) as inspectors of election to act at the meeting or any adjournment thereof. If inspectors are not so appointed, or if an appointed inspector fails to appear or fails or refuses to act at a meeting, the Chairman of any meeting of stockholders may, and on the request of any stockholder or his proxy shall, appoint inspectors of election at the meeting. The duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders. In the event of any dispute between or among the inspectors, the determination of the majority of the inspectors shall be binding.

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     Section 12.  Organization.  At each meeting of stockholders the Chairman of the Board of Directors, if one shall have been elected, (or in his absence or if one shall not have been elected, the President) shall act as Chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the Chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

     Section 13. Order of Business. The order and manner of transacting business at all meetings of stockholders shall be determined by the Chairman of the meeting.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. Powers. Except as otherwise required by law or provided by the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     Section 2. Number and Election of Directors. The authorized number of directors of the Corporation shall be five (5) until this Section 2 is amended by a resolution duly adopted by the Board of Directors or the stockholders of the Corporation. Directors shall be elected at each annual meeting of stockholders, and each director so elected shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Any director may resign at any time effective upon giving written notice to the Board of Directors, unless the notice specifies a later time for such resignation to become effective. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor prior to such effective time to take office when such resignation becomes effective. Directors need not be stockholders.

     Section 3. Vacancies. Vacancies in the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so selected shall hold office for the remainder of the full term of office of the former director which such director replaces and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

     Section 4. Time and Place of Meetings. The Board of Director shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors.


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     Section  5.  Annual  Meeting.  The Board of  Directors  shall  meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place, either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in
Section 8 of this Article III or in a waiver of notice thereof.

     Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware at such date and time as the Board of Directors may from time to time determine and, if so determined by the Board of Directors, notices thereof need not be given.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Secretary or by any two directors. Notice of the date, time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at the director's address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least five (5) days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. The notice need not specify the purpose of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 8. Quorum; Vote Required for Action: Adjournment. Except as otherwise required by law, or provided in the Certificate of Incorporation or these Bylaws, a majority of the directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors and the affirmative vote of not less than a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum to conduct that meeting. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

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     Section 9. Action by Written Consent.  Unless  otherwise  restricted by the
Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section  10.  Telephone  Meetings.   Unless  otherwise  restricted  by  the
Certificate of Incorporation, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

     Section 11. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. In the event of absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the committee member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any committee, to the extent allowed by law and as provided 'in the resolution establishing such committee, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report to the Board of Directors when required.

     Section 12. Compensation. The directors may be paid such compensation for their services as the Board of Directors shall from time to time determine.

     Section 13. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for

                                       -6-

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this  reason,  or solely  because  the  director  or  officer  is  present at or participates in the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction, or solely because his of their votes art counted for such purpose if: (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Officers. The officers of the Corporation shall be a President, a Secretary and a Chief Financial officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Financial Officers and Treasurers, one or more Assistant Secretaries and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV.

     Section 2. Appointment of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be appointed by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

     Section 3. Subordinate Officers. The Board of Directors may appoint, and may empower the Chief Executive Officer or President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

     Section 4. Removal and Resignation of Officers. Subject to the rights of an officer under any contract, any officer may be removed at any time, with or without cause, by the Board of Directors or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.


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     Any  officer  may  resign  at any  time by  giving  written  notice  to the
Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights of the Corporation under any contract to which the officer is a party.

     Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

     Section 6. Chairman of the Board. The Chairman of the Board, if such an officer is elected, shall, if present, preside at meetings of the stockholders and of the Board of Directors. He shall, in addition, perform such other functions (if any) as may be prescribed by the Bylaws and Board of Directors.

     Section 7. Vice Chairman of the Board. The Vice Chairman of the Board, if such an officer is elected, shall, in the absence or disability of the Chairman of the Board, perform all duties of the Chairman of the Board and when so acting shall have all the powers of and be subject to all of the restrictions upon the Chairman of the Board. The Vice Chairman of the Board shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

     Section 8. Chief Executive Officer. The Chief Executive Officer of the Corporation, if such an officer is elected, shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. He shall exercise the duties usually vested in the chief executive officer of a corporation and perform such other powers and duties as may be assigned to him from time to time by the Board of Directors or prescribed by the Bylaws. In the absence of the Chairman of the Board and any Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors.

     Section 9. President. The President of the Corporation shall, subject to the control of the Board of Directors and the Chief Executive Officer of the Corporation, if there be such an officer, have general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws or the Chief Executive Officer of the Corporation. In the absence of the Chairman of the Board, Vice Chairman of the Board and Chief Executive Officer, the President shall preside at all meetings of the Board of Directors and stockholders.

     Section 10. Vice President. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and subject to all the restrictions upon, the

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President.  The Vice  Presidents  shall have such other  powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws, and the President, or the Chairman of the Board.

     Section 11. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of Directors, and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at Directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and a summary of the proceedings.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep or cause to be kept the seal of the Corporation if one be adopted, in safe custody, and shall have such powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

     Section 12. Chief Financial Officer. The Chief Financial Officer &hall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall also have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

                                    ARTICLE V

                                      STOCK

     Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Chief Financial Officer or the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant

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Secretary  of the  Corporation,  certifying  the number of shares  owned by such stockholder in the Corporation.

     Section 2. Signatures. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 3. Lost Certificates. The Corporation may issue a new certificate to be issued in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The Corporation may, in the discretion of the Board of Directors and as a condition precedent to the issuance of such new certificate, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond (or other security) sufficient to indemnify it against any claim that may be made against the Corporation (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws or in any agreement with the stockholder making the transfer. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

     Section 5. Registered Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 1. Scope of Indemnification. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereinafter be amended (the "Delaware Law"), and by the Certificate of Incorporation, any person (or the estate of any person) who is or was a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation,

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



partnership, joint venture, trust or other enterprise. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The Corporation may enter into indemnification agreements with any one or more of its directors, officers, employees and agents upon resolution duly adopted by the Board of Directors. Such agreements may indemnify such persons to the fullest extent permissible under law.

     Section 2. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Law.

                                   ARTICLE VII

                               GENERAL PROVISIONS

     Section 1. Dividends. Subject to limitations contained in the General Corporation Law of the State of Delaware and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, securities of the Corporation or other property.

     Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 4. Corporate Seal. The Corporation shall have a corporate seal in such form as shall be prescribed by the Board of Directors.

     Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new

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


record date for the adjourned meeting. Stockholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by applicable law.

     Section 6. Voting of Stock Owned by the Corporation. The Chairman of the Board, the Chief Executive officer, the President and any other officer of the Corporation authorized by the Board of Directors shall have power, on behalf of the Corporation, to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

     Section 7. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these Bylaws.

     Section 8. Amendments. Subject to the General Corporation Law of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may amend or repeal these Bylaws, or adopt other Bylaws as in its judgment may be advisable for the regulation of the conduct of the affairs of the Corporation. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, at any annual meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority of the combined voting power of the then outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally in the election of directors, voting as a single class, provided that, in the notice of any such special meeting, notice of such purpose shall be given.


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